SETTLEMENT AGREEMENT AND MUTUAL RELEASE


               This Settlement Agreement and Mutual Release ("Agreement") is made by and between:

          Kelar Controls, Inc. ("Kelar"), Kelly McMahon ("McMahon"), and Larry Thomas ("Thomas") (hereafter collectively referred to as "Plaintiffs")

                                         And

          EIF Holdings,  Inc. ("EIF"), Richard Austin  ("Austin") and Grant
          Kidani  ("Kidani")  (hereinafter   collectively  referred  to  as
          "Defendants")

                                         And

          American Eco Corporation ("ECO").

          The  Plaintiffs,   the   Defendants  and   ECO  are   hereinafter
          collectively referred to as "The Parties".

                                       RECITALS

          1. On or about December 30, 1994, EIF, Kelar, McMahon and Thomas entered into a Stock Sale Agreement (the "Stock Sale Agreement") whereby EIF sold McMahon and Thomas 200,000 shares of restricted common stock in EIF in exchange for 100% of the outstanding shares of stock in Kelar.

          2. On or about December 29, 1995, Kelar, McMahon and Thomas filed suit in the Federal District Court in the Northern District of California. Case number C 95-20877 PVT (the "Lawsuit"), against Defendants.

          3. The Lawsuit seeks rescission of the December 30, 1994 agreement as well as damages from each of the defendants for alleged violations of the securities laws of the United States and the State of California as well as common law fraud, breach of contract, breach of fiduciary duties.

          4. Each party specifically denies that it is liable to any other party for any damages arising out of any claims made in the Lawsuit. The Parties desire, however, to fully compromise their disputes.

               NOW, THEREFORE, in consideration of the mutual promises made in this Agreement, the Parties hereby agree as follows:


                                      AGREEMENT

          1.   CONSIDERATION
               -------------

               a) ECO will transfer to McMahon and Thomas a total of 50,000 shares (25,000 shares each) of free trading ECO common stock in exchange for the 200,000 shares of EIF stock acquired by McMahon and Thomas pursuant to the December 30, 1994 Stock Sale Agreement. This transfer will take place no later than March 22, 1996.

               b) EIF will transfer to McMahon and Thomas a total of 678,294 shares (339,147 shares each) of free trading common stock in EIF. This transfer will take place no later than June 30, 1996.

               c) Upon transfer of the 678,294 shares of EIF common stock to McMahon and Thomas as set forth in section 1.b) above, the Earn Out provisions of Section 2.5.1 and
                    Schedule 2.5.1 of the Stock Sale Agreement shall be void, rescinded and of no further force and effect.

               d) No later than June 30, 1996, EIF will have registered an employee stock option plan under S-8. Upon the establishment of the registered employee stock option plan. EIF will deliver to McMahon and Thomas options for the purchase of free trading EIF common stock registered under the S-8 registration as follows:

                    i) The amount of option shares delivered to McMahon shall be 2,500 shares multiplied by the number of completed months since January 1, 1995. The amount of option shares delivered to Thomas shall be 2,500 shares multiplied by the number of completed months since January 1, 1995.

                    ii) The option price shall be equal to the average of the monthly average purchase price of EIF stock as reflected in NASDAQ records for the period 1/1/96 to 3/31/96. In computing the average, if there were no sales reflected in the NASDAQ records for any calendar month period then that calendar month shall not be used in computing the average selling price.

                    iii) If as  S-8 registration is  not in effect  by June
                         30, 1996, then at the sole options of McMahon and/or Thomas, McMahon and/or Thomas may each independently elect to receive cash in lieu of the stock options vested under their respective employment contracts with Kelar as of June 30, 1996. If either McMahon or Thomas elects to receive a cash payment, then EIF shall pay McMahon and/or Thomas, as the case may be, in cash, the difference between the option price, as computed above, and the market price of free trading EIF common stock as of February 16, 1996. McMahon and Thomas must make such election no later than July 15, 1996 and if cash payment is elected, EIF shall make its cash payment(s) no later than July 30, 1996.

                    iv) In the event that such a cash payment is elected, the cash payment shall be in lieu of the stock options that had vested under paragraph 3. D) of the employment contracts between Kelar and McMahon and/or Thomas respectively. This Agreement has no effect on stock options to be granted pursuant to the respective employment contracts between Kelar and McMahon and between Kelar and Thomas to the extent those options have not vested as of June 30, 1996.

                    v) Except as specifically set forth in this agreement, the employment contracts between Kelar and McMahon and between Kelar and Thomas shall remain in full force and effect.

               e) The employment contracts between Kelar and McMahon and between Kelar and Thomas are hereby extended so that the terms of those agreements extends to a date that is five (5) years from the effective date of this settlement agreement.

               f) The initial term of the lease agreement for the lease of the building located at 404-C Umbarger Road, San Jose, CA 95111-2035 is hereby extended to a date that is five (5) years from the effective date of this settlement agreement.

               g)   EIF  provided  Kelar  with  $80,000 cash.    This  cash
                    represents capital investment by EIF into Kelar and not a loan.

               h) Within 15 days of the effective date of this agreement, EIF shall provide Kelar with the necessary funds to bring the accounts payable of Kelar current to the satisfaction of both McMahon and Thomas. The amount of money needed to accomplish this is currently estimated to be $127,000. The provision of these funds shall constitute a capital investment by EIF into Kelar and not a loan.

               i) EIF will provide Kelar with the necessary working capital in the future to enable Kelar to achieve its objectives. The parties have estimated the working capital needed in the next six (6) months period to be approximately $250,000. Kelar, EIF, McMahon and Thomas agree to communicate either in person or over the phone at least once a week to discuss Kelar's continuing objectives and working capital requirements and coordinate the adequate and timely furnishing of those requirements. All such provisions of working capital shall constitute capital investments by EIF into Kelar and not loans.

               j) All money that EIF has advanced to Kelar since the acquisition of Kelar by EIF in December 1994 represent capital investments by EIF into Kelar and are not loans.

          2.   RELEASE OF CLAIMS.  Each party to this Agreement agrees that
               ------------------
               the foregoing consideration represents settlement in full of all outstanding obligations owed by the Parties to each other. The Parties, on behalf of themselves, and their respective heirs, executors, officers, directors, owners, employees, investors, shareholders, administrators, predecessors and successor companies/corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, owners, employees, investors, shareholders, administrators, predecessors and successor companies/corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to the negotiation and consummation of the Stock Sale Agreement and the actions of any of the Parties since that time, insofar as those actions relate to the businesses of EIF and/or Kelar, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, including, without limitation any and all claims that were raised or could have been raised in The Lawsuit either as affirmative claims, cross-claims or counter-claims.

               The Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

          3.   DISMISSAL.   Immediately upon  execution of  this Agreement,
               ---------
               each party shall execute as stipulation and order for dismissal with prejudice of the Lawsuit and shall cause that dismissal with prejudice to be entered in the United States District Court for the Northern District of California, Case number C 95-20877 PVT.

          4.   CIVIL CODE SECTION  1542.  The  parties represent that  they
               -----------------------
               are not aware of any claim by any of them other than the claims that are released by this Agreement. The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code
               Section 1542, which provides as follows:

                         A  GENERAL  RELEASE DOES  NOT  EXTEND TO
                         CLAIMS WHICH THE  CREDITOR DOES NOT KNOW
                         OR SUSPECT TO EXIST  IN HIS FAVOR AT THE
                         TIME  OF EXECUTING THE RELEASE, WHICH IF
                         KNOWN  BY  HIM,  MUST   HAVE  MATERIALLY
                         AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                    The Parties, being aware of said code section, agree to
               expressly waive any rights they may have under said code section, as well as under any other statute or common law principles of similar effect.

          5.   DISPARAGEMENT.  Each party agrees to refrain from any
               -------------
               disparagement, criticism, defamation, slander of  the other,
               or    tortious   interference   with   the   contracts   and
               relationships of the other.

          6.   NO ADMISSION OF LIABILITY.  The Parties understand and
               -------------------------
               acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or any of them, either previously or in connection with the Agreement shall be deemed or construed to by (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by any party of any fault or liability whatsoever to any other party or to any third party.

          7.   COSTS.  The Parties shall each bear their own costs, expert
               -----
               fees, attorneys' fees and other fees incurred in connection with this Agreement and the Lawsuit. However, should it be necessary for a Party to this Agreement to employ attorneys to obtain performance of the other Party's obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fee, costs and experts' fees incurred.

          8.   AUTHORITY.  Each Party represents and warrants that the
               ---------
               respective undersigned persons have the authority to act on behalf of each of the respective Parties and to bind the respective Parties and all who may claim through it to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

          9.   NO REPRESENTATIONS.   Each Party represents that  it has had
               ------------------
               the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of this Agreement. No party has relied upon any representations or statements made by any other party hereto which are not specifically set forth in this Agreement.

          10.  SEVERABILITY. In the event that any provision hereof becomes
               ------------
               or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          11.  ENTIRE AGREEMENT.  This Agreement represents the entire
               ----------------
               agreement and understanding between and among the Parties concerning the matters discussed in the recitals, and supersedes and replaces any and all prior agreements and understandings concerning the same subject matter between and among the Parties.

          12.  NO ORAL MODIFICATION.  This Agreement may only be amended in
               --------------------
               writing signed by both of the Parties.

          13.  GOVERNING LAW.  This Agreement shall be governed by the laws
               -------------
               of the State of California, and may be enforced by action in the courts located in the County of Santa Clara, California.

          14.  EFFECTIVE DATE.  This Agreement is effective as of February
               --------------
               16, 1996.

          15.  COUNTERPARTS.     This   Agreement   may   be  executed   in
               counterparts,
               ------------
               and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

          16.  VOLUNTARY EXECUTION OF AGREEMENT. This Agreement is executed
               --------------------------------
               voluntarily and without duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

               a)   They have read this Agreement;

               b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               c) They understand the terms and consequences of this Agreement and of the releases it contains;

               d) They are fully aware of the legal and binding effect of this Agreement.

               IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                   EIF Holdings, Inc.


          Dated: April 4, 1996     By:    /s/ Mike McGinnis
                 -------              -------------------------------------
                                                Mike McGinnis
                                             Its: President and CEO


                                   Kelar Controls, Inc.


          Dated: April 4, 1996     By:    /s/ Kelly McMahon
                 -------              -------------------------------------
                                                Kelly McMahon
                                             Its: President


                                   American Eco Corporation


          Dated: April 4, 1996     By:    /s/ Mike McGinnis
                 -------              -------------------------------------
                                                Mike McGinnis
                                             Its: President and CEO

                                        Kelly McMahon


          Dated: April 4, 1996     By:    /s/ Kelly McMahon
                 -------              -------------------------------------

                                        Larry Thomas


          Dated: April 4, 1996     By:    /s/ Larry Thomas
                 -------              -------------------------------------

                                        Richard Austin


          Dated: April 4, 1996     By:    /s/ Richard Austin
                 -------              -------------------------------------

                                        Grant Kidani


          Dated: April 4, 1996     By:    /s/ Grant Kidani
                 -------              -------------------------------------